EXHIBIT 17


                   FORM OF CONSENT OF BIA EMERGING GROWTH FUND
                               LIMITED PARTNERSHIP



THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF BIA EMERGING GROWTH FUND LIMITED PARTNERSHIP TO (1) AMEND THE PARTNERSHIP AGREEMENT, AND (2) TO CONVERT THE PARTNERSHIP TO BIA SMALL-CAP GROWTH FUND, A SERIES OF FORUM FUNDS, A REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANY.


The undersigned, being a Limited Partner of BIA Emerging Growth Limited Partnership (the "Partnership") on June __, 1999, has placed an "X" on the appropriate lines below to indicate its vote (1) on the proposal to amend the Amended and Restated Limited Partnership Agreement dated as of June 7, 1995 (the "Partnership Agreement"), as set forth in the enclosed Proxy Statement/Prospectus and as restated below; and (2) on the proposal to convert the Partnership to BIA Small-Cap Growth Fund, a series of Forum Funds, a registered open-end management investment company, as described in the enclosed Proxy Statement/Prospectus and as restated below.

PROPOSAL 1: AMENDMENTS TO THE PARTNERSHIP AGREEMENT.

Proposal 1 authorizes the general partner to make the following modifications to the Partnership Agreement:

1.) Amendment of Article I to add the following definition of "Mutual Fund" between the definitions of "Minimum Investment" and "Partner":

         Mutual Fund: A registered open-end management investment company or a series of a registered open-end investment company that is classified as a corporation for federal income tax purposes and is intended to qualify as a regulated investment company under section 851 of the Code.

2.) Amendment of Section 5.2B(iii) to insert at the beginning of that Section the phrase "except as otherwise expressly provided in this Agreement,".

3.) Amendment of Section 8.6C to delete the language which reads ", and any Partner entitled to any interest in the assets distributed shall receive his interest as a tenant-in-common with all other partners so entitled".

4.)      Amendment of Section 10.1 to add the following Section 10.1(vi) to read as follows:

    (vii) The conversion of the  Fund to a Mutual Fund as provided in
    Section 10.6.

5.)      Addition of the following Section 10.6:

         Section 10.6      Conversion into a Mutual Fund

          A. Upon Consent of the Investors, the General Partner shall have the power to convert the Fund into a Mutual Fund by transferring substantially all of the assets of the Fund to the Mutual Fund in exchange for shares of beneficial interest in such Mutual Fund, dissolving the Fund, and immediately thereafter distributing the Mutual Fund shares to the Fund in accordance with the provisions of
          Section 8.5B.

          B. In connection with a conversion of the Fund into a Mutual Fund described in Section 10.6A, the General Partner shall provide each Investor that does not consent to the conversion an opportunity to redeem its entire Interest in the Fund on the terms set forth in
          Section 7.3B(iv) as of the day immediately preceding the date on which the conversion transaction occurs if such Investor makes a written request therefore that is received by the Fund at least two days prior to the conversion.

          C. The day immediately preceding the date on which the conversion of the Fund into a Mutual Fund occurs shall be treated as the Valuation Date, regardless of whether such day is the last day of a Calender Month, and any portion of a Calender Month ending on that such day shall be treated as a Calendar Month.

With respect to Proposal 1, I

____ Approve Proposal 1
____ Disapprove Proposal 1
____ Abstain

PROPOSAL 2: AUTHORIZATION TO CONVERT THE PARTNERSHIP INTO A BIA SMALL-CAP GROWTH FUND

Proposal 2 authorizes the general partner to convert the Partnership in to BIA Small-Cap Growth Fund pursuant to the Partnership Agreement as amended by Proposal 1.

____ Approve Proposal 2
____ Disapprove Proposal 2
____ Abstain

REDEMPTION OF PARTNERSHIP INTERESTS

     I disapprove of Proposal 1 and Proposal 2 and I request that the General Partner to redeem my partnerhsip interests in BIA Emerging Growth Fund Limited Partnership as of business day immediately proceeding the Conversion.



Name of Limited Partner:            ___________________________________
Signature of Limited Partner:       ___________________________________

Dated as of: _______________, 1999.

                    FORM OF CONSENT OF BIA EQUITY GROWTH FUND
                               LIMITED PARTNERSHIP



THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF BIA EQUITY GROWTH FUND LIMITED PARTNERSHIP TO (1) AMEND THE PARTNERSHIP AGREEMENT, AND (2) CONVERT THE PARTNERSHIP TO BIA GROWTH EQUITY FUND, A SERIES OF FORUM FUNDS, A REGISTERED OPEN-END MANAGEMENT INVESTMENT COMPANY.

The  undersigned,  being  a  Limited  Partner  of BIA  Emerging  Growth  Limited
Partnership  (the  "Partnership")  on May __,  1999,  has  placed  an "X" on the appropriate lines below to indicate its vote (1) on the proposal to amend the Amended and Restated Limited Partnership Agreement dated as of December 6, 1995,(the "Partnership Agreement"), as set forth in the enclosed Proxy Statement/Prospectus and restated below; and (2) on the proposal to convert the Partnership into BIA Growth Equity Fund, a series of Forum Funds, a registered open-end management investment company, as described in the enclosed Proxy Statement/Prospectus and as restated below.

Proposal 1 authorizes the general partner to make the following modifications to the Partnership Agreement:

1.) Amendment of Article I to add the following definition of "Mutual Fund" between the definitions of "Minimum Investment" and "Partner":

         Mutual Fund: A registered open-end management investment company or a series of a registered open-end investment company that is classified as a corporation for federal income tax purposes and is intended to qualify as a regulated investment company under section 851 of the Code.

2.) Amendment of Section 5.2B(iii) to insert at the beginning of that Section the phrase "except as otherwise expressly provided in this Agreement,".

3.) Amendment of Section 8.6C to delete the language which reads ", and any Partner entitled to any interest in the assets distributed shall receive his interest as a tenant-in-common with all other partners so entitled".

4.)      Amendment of Section 10.1 to add the following Section 10.1(vi) to read as follows:

    (viii) The conversion of the Fund into a Mutual Fund as provided in
    Section 10.6.

5.)      Addition of the following Section 10.6:

         Section 10.6      Conversion into a Mutual Fund

          A. Upon Consent of the Investors, the General Partner shall have the power to convert the Fund into a Mutual Fund by transferring substantially all of the assets of the Fund to the Mutual Fund in exchange for shares of beneficial interest in such Mutual Fund, dissolving the Fund, and immediately thereafter distributing the
          Mutual  Fund  shares  to  the   Fund  in  accordance  with  the
          provisions of Section 8.5B.

          B. In connection with a conversion of the Fund into a Mutual Fund described in Section 10.6A, the General Partner shall provide each Investor that does not consent to the conversion an opportunity to redeem its entire Interest in the Fund on the terms set forth in
          Section 7.3B(iv) as of the day immediately preceding the date on which the conversion transaction occurs if such Investor makes a written request therefor that is received by the Fund at least two days prior to the conversion.

          C. The day immediately preceding the date on which the conversion of the Fund into a Mutual Fund occurs shall be treated as the Valuation Date, regardless if whether such day is the last day of a Calender Month, and any portion of a Calender Month ending on that such day shall be treated as a Calendar Month.

With respect to Proposal 1, I

____ Approve Proposal 1
____ Disapprove Proposal 1
____ Abstain

PROPOSAL 2:       AUTHORIZATION TO CONVERT THE PARTNERSHIP INTO A MUTUAL FUND

Proposal 2 authorizes the general partner to convert the Partnership into BIA Small-Cap Growth Fund pursuant to the Partnership Agreement as amended by Proposal 1.

____ Approve Proposal 2
____ Disapprove Proposal 2
____ Abstain


REDEMPTION OF PARTNERSHIP INTEREST

     I disapprove of Proposal 1 and Proposal 2 and I request that the General Partner to redeem my partnership interests in BIA Growth Equity Fund Limited Partnership as of business day immediately proceeding the Conversion.

Name of Limited Partner:            ___________________________________
Signature of Limited Partner:               ___________________________________

Dated as of: _______________, 1999.